Exhibit 10.1
                                                                [Execution Copy]


                                 AMENDMENT NO. 4

          AMENDMENT NO. 4 dated as of September 26, 2003 between BE AEROSPACE, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the lenders that is a signatory hereto under the caption "LENDERS" on the signature pages hereto (individually a "Lender" and collectively the "Lenders") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank) as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") under the Credit Agreement referred to below.

          The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of August 21, 2001 (as heretofore amended, the "Credit Agreement"). The Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Credit Agreement shall be amended as of the date hereof as follows:

          Section 2.01. Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order (to the extent not already included), and amending in their entirety the following definitions (to the extent already included):

          "Account" has the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Account Debtor" has the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Amendment No. 4" means Amendment No. 4 to this Agreement dated as of September 26, 2003 between the Borrower, Lenders constituting the Required Lenders and the Administrative Agent.

          "Applicable Rate" means, for any day, for any Type of Revolving Credit Loans, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", respectively, based upon the Leverage Ratio as of the most recent determination date:


      ------------------------------------- ---------------- ---------------- ---------------------
                Leverage Ratio:                   ABR          Eurodollar          Commitment
                ---------------
                                                Spread           Spread             Fee Rate
      ------------------------------------- ---------------- ---------------- ---------------------
      ------------------------------------- ---------------- ---------------- ---------------------
                   Category 1                    1.00%            2.00%              0.300%
                   ----------
              Less than 4.00 to 1
      ------------------------------------- ---------------- ---------------- ---------------------
      ------------------------------------- ---------------- ---------------- ---------------------
                   Category 2                    1.25%            2.25%              0.375%
                   ----------
        Less than 4.50 to 1, but greater
           than or equal to 4.00 to 1
      ------------------------------------- ---------------- ---------------- ---------------------
      ------------------------------------- ---------------- ---------------- ---------------------
                   Category 3                    1.75%            2.75%              0.500%
                   ----------
        Less than 5.00 to 1, but greater
           than or equal to 4.50 to 1
      ------------------------------------- ---------------- ---------------- ---------------------
      ------------------------------------- ---------------- ---------------- ---------------------
                   Category 4                    2.00%            3.00%              0.500%
                   ----------
        Less than 5.50 to 1, but greater
           than or equal to 5.00 to 1
      ------------------------------------- ---------------- ---------------- ---------------------
      ------------------------------------- ---------------- ---------------- ---------------------
                   Category 5                    2.50%            3.50%              0.500%
                   ----------
      Less than 6.00 to 1 but greater
         than or equal to 5.50 to 1
     ------------------------------------- ---------------- ---------------- ---------------------
     ------------------------------------- ---------------- ---------------- ---------------------
                Category 6                       3.00%            4.00%              0.500%
                ----------
     Greater than or equal to 6.00 to 1
     ------------------------------------- ---------------- ---------------- ---------------------

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 6 (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a), (b) or (f), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered; provided further, that that the Leverage Ratio shall be deemed to be in Category 6 for the period from and including the effective date of Amendment No. 4 to but excluding the date of delivery of the first quarterly financial statements following such date as required by Section 5.01(a).

     Notwithstanding the foregoing, the "Applicable Rate" for any Series of Incremental Loans shall be the respective rates as shall be agreed upon at the time Incremental Loan Commitments of such Series are established; provided that, if the Applicable Rate for either Type of any Series of Incremental Loans shall be greater than .50% above the Applicable Rate for such Type of Revolving Credit Loans for any Category of Leverage Ratio set forth above, the Applicable Rate for such Type of Revolving Credit Loans shall be automatically adjusted upwards on the date upon which the Incremental Loan Commitments of such Series are established pursuant to Section 2.01(b) so that the Applicable Rate for such Type of such Series of Incremental Loans is .50% above such Applicable Rate for such Type of Revolving Credit Loans.

     "Availability Block" means an amount equal to $10,000,000.

     "Borrowing Base" means, at the time of any determination thereof, an amount equal to the sum, without duplication, of:

              (a) 85% of Eligible Domestic Accounts Receivable plus

              (b) 75% of Eligible Foreign Accounts Receivables plus

              (c) 20% of Eligible Raw Materials plus

              (d) the lesser of (i) the product of 70% of the Net
                  Recovery Rate multiplied by the Inventory Values of the aggregate gross inventory at the Nelson Aerospace, M&M Aerospace, Winston Aftermarket divisions of the Borrower, and at any other divisions of the Borrower to be determined by the Administrative Agent in its sole discretion, and (ii) 65% of Eligible Finished Goods plus

              (e) the PP&E Component (which may be included, or not
                  included, at the sole discretion of the Administrative Agent but, if included, shall not represent more than 15% of the aggregate Borrowing Base), minus

              (f)  the Availability Block.

     The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(i). Standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its sole discretion, with any changes in such standards to be effective three Business Days after delivery of notice thereof to the Borrower. Without limiting the generality of the foregoing, it is acknowledged and agreed that, in the event the Borrower shall modify its accounting practices, systems or reserves relating to the components of the Borrowing Base in a manner that, in the judgment of the Administrative Agent, is adverse to the Lenders in any material respect, the Administrative Agent shall be entitled to establish such additional reserves (for purposes of computing the Borrowing
Base) in respect of the components of the Borrowing Base and make such other adjustments to the Borrowing Base (which may include modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base), as the Administrative Agent shall in its sole discretion deemed appropriate.

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit F (with such changes therein as may be required by the Administrative Agent to reflect the components of, and reserves against, the Borrowing Base as provided for herein from time to time), executed and certified as accurate and complete by a senior financial officer of the Borrower, which certificate shall include appropriate exhibits, schedules, supporting documentation, and additional reports as (i) outlined in Schedule Y to Exhibit F, (ii) reasonably requested by the Administrative Agent, and (iii) provided for in Section 5.01(i).

     "Collateral Access Agreement" means a written agreement granting access rights with respect to any Accounts or Inventory of the Borrower located at any third party location, in form and substance reasonably satisfactory to the Administrative Agent.

     "Distribution Center" means any distribution center, regional distribution center and/ or main depot owned or leased and operated by the Borrower.

     "Eligible Domestic Accounts Receivable" means, at the time of any determination thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Borrower from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrower and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (r) below or otherwise deemed by the Administrative Agent in its sole discretion to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as Eligible Domestic Accounts Receivable, an Account shall indicate no Person other than the Borrower (including the M&M Aerospace division of the Borrower and including any other name under which the Borrower conducts its business) as payee or remittance party.

     In determining the amount of any Account to be included as an "Eligible Domestic Account Receivable", the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (x) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (y) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement and
(z) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account. Standards of eligibility (including the standards of eligibility set forth in clauses (a) through (r) below) may be fixed from time to time by the Administrative Agent in the exercise of its sole discretion, with any changes in such standards to be effective three Business Days after delivery of notice thereof to the Borrower.

     Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Domestic Account Receivable if, without duplication:

     (a) the Borrower does not have sole lawful and absolute title to such Account; or

     (b) (i) it is unpaid more than 90 days from the original date of invoice or 60 days from the original due date or (ii) it has been written off the books of the Borrower or has been otherwise designated on such books as uncollectible, it being understood that in determining the aggregate amount from the same Account Debtor that is unpaid more than 90 days from the date of invoice or more than 60 days from the due date pursuant to this clause (b), there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor with invoice dates more than 90 days from the date of invoice or more than 60 days from the due date; or

     (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

     (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, or

     (e) (i) such Account is not payable in Dollars or (ii) the Account Debtor is either not organized under the laws of the United States of America, any state thereof or the District of Columbia, or is located outside or has its principal place of business or substantially all of its assets outside the United States; or

     (f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof; or

     (g) such Account is subject to any adverse security deposit, progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

     (h) such Account was invoiced (i) in advance of goods or services provided, or (ii) twice or more, or (iii) the associated income has not been earned; or

     (i) such Account is a non-trade Account, or relates to payments for interest; or

     (j) the sale to the Account Debtor is on a bill-and-hold, guarantee sale, sale-and-return, ship-and-return, sale on approval, or consignment or other similar basis or made pursuant to any other agreement providing for repurchases or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

     (k) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor, or such Account represents a progress-billing or otherwise does not represent a complete sale; for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement; or

     (l) it arises out of a sale made by the Borrower to an employee, officer, agent, director, stockholder of 5% or more of the outstanding shares of capital stock of any class of the Borrower, Subsidiary or Affiliate of the Borrower; or

     (m) such Account was not paid in full, and the Borrower created a new receivable for the unpaid portion of the Account, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

     (n) the Account Debtor (i) is a creditor, (ii) has or has asserted a right of set-off against the Borrower or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to such Account or any other Account of the Borrower which has not been resolved, in each case, without duplication, to the extent of the amount owed by the Borrower to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

     (o) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

     (p) if such Account is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the Borrower has or has had or has purported to have or have had an ownership interest in such goods; or

     (q) such Account is an extended terms account, which is due and payable more than 120 days from the original date of invoice; or

     (r)  such Account is created on cash on delivery terms.

     Notwithstanding the foregoing, all Accounts of any single Account Debtor and its Affiliates that in the aggregate exceed (i) 20% in respect of an Account Debtor whose securities are rated Investment Grade or (ii) 10% in respect of all other Account Debtors, of the total amount of all Accounts at the time of any determination shall be deemed not to be "Eligible Domestic Accounts Receivable" to the extent of such excess.

     "Eligible Finished Goods" means, at the time of any determination thereof, Eligible Inventory defined as Finished Goods by the Borrower on such date as shown on the Borrower's perpetual inventory records in accordance with its current and historical accounting practices.

                  "Eligible Foreign Accounts Receivable" means, any Account meeting all of the criteria set forth in the definition of Eligible Domestic Accounts Receivable (other than the requirement set forth in clause (e)(ii) thereof), originating from an Account Debtor organized under the laws of Canada, Germany, the United Kingdom, or Australia (or any political subdivision of any of the foregoing, located in any such jurisdiction or whose principal place of business or substantially all of its assets is located in any such jurisdiction), and that the Administrative Agent determines in its sole discretion shall be treated as an "Eligible Foreign Account Receivable" for purposes hereof.

                  "Eligible Inventory" means, at the time of any determination thereof, without duplication, the Inventory Value of all Inventory of the Borrower at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below, minus any reserve otherwise deemed by the Administrative Agent in its sole discretion to be ineligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory" no Person other than the Borrower shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Borrower, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be fixed from time to time by the Administrative Agent in the exercise of its sole discretion, with any changes in such standards to be effective three Business Days after delivery of notice thereof to the Borrower. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

                  (a) it is not owned solely by the Borrower or the Borrower does not have sole and good, valid and unencumbered title thereto; or

                  (b)      it is not located in the United States; or

                  (c) it is located in a third party warehouse or is located at a closed facility owned or leased by the Borrower (other than Inventory approved by the Administrative Agent in its sole discretion and subject to reserves as determined by the Administrative Agent in its sole discretion); or

                  (d) it is goods returned or rejected due to quality issues by the Borrower's customers or goods in transit to third parties; or

                  (e) it is operating supplies, packaging or shipping materials, cartons, repair parts, labels or miscellaneous spare parts and other such materials not considered used for sale in the ordinary course of business by the Administrative Agent from time to time; or

                  (f) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent; or

                  (g) it is classified as work in process by the Borrower or requires further manufacturing or processing; or

                  (h) it is consigned or at a customer location but still accounted for in the Borrower's perpetual inventory balance (other than Inventory approved by the Administrative Agent in its sole discretion and for which the Administrative Agent has received a Collateral Access Agreement); or

                  (i) it is Inventory which is being processed offsite at a third party location or outside processor, or is in-transit to or from the said third party location or outside processor; or

                  (j) it is seconds or thirds or stale or it is obsolete or slow moving or unmerchantable or is identified as overstock or excess by the Borrower, or does not otherwise conform to the representations and warranties contained in the Agreement; or

                  (k) it is Inventory used as a sample or prototype, displays or display items, not first quality or non-saleable in the ordinary course of business or it has been returned by a customer; or

                  (l)      it is a discontinued product or component thereof; or

                  (m) it is Finished Goods not located at a Distribution Center; or

                  (n) it is Inventory that is damaged, returned or marked for return to vendor; or

                  (o) it is not in good condition, does not meet all material standards imposed by any Governmental Authority having regulatory authority over it, is repair or replacement parts for machinery and equipment, is rejected, defective or undergoing quality review.

                  "Eligible Raw Materials" means, on any date, Eligible Inventory defined as Raw Materials by the Borrower on such date as shown on the Borrower's perpetual inventory records in accordance with its current and historical accounting practices.

                  "Finished Goods" means completed goods which require no additional processing or manufacturing, to be sold to third party customers by the Borrower in the ordinary course of business.

                  "Inventory" has the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Investment Grade" means a rating established by a third party rating agency, equivalent to a Standard & Poors Ratings Group BBB- or a Moody's Investor's Services, Inc. Baa3 or better.

                  "Inventory Value" means with respect to any Inventory of the Borrower at the time of any determination thereof, the standard cost or average cost carried on the perpetual records of the Borrower stated on a basis consistent with their current and historical accounting practices, in Dollars, determined in accordance with the standard cost method and average cost method of accounting less, (i) any markup on Inventory from an Affiliate and (ii) in the event variances under the standard cost method (a) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, and (b) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

                  "Net Recovery Rate" means (a) the estimated amount that would be realized upon a net orderly liquidation of all Inventory of the Borrower at locations selected by the Administrative Agent (as such amount shall have been determined by the most recent analysis conducted by outside inventory appraisers retained or approved by the Administrative Agent) divided by (b) the Inventory Value of all Inventory at such locations.

                  "PP&E Component" means, at the time of any determination, an amount equal to 50% of the net orderly liquidation value of machinery and equipment owned by the Borrower, all as determined in the Administrative Agent's sole discretion from time to time.

                  "Raw Materials" means materials used or consumed in the manufacture of goods to be sold by the Borrower in the ordinary course of business.

          Section 2.02. Mandatory Prepayments. Section 2.09(b) of the Credit Agreement shall be amended by adding a new clause (iv) at the end thereof to read as follows:

                  "(iv) Borrowing Base. The Borrower shall from time to time prepay the Revolving Credit Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)) in such amounts as shall be necessary so that at all times the aggregate Revolving Credit Exposure, shall not exceed the Borrowing Base, such amounts to be applied, first to the prepayment of outstanding Loans and, second, as cover for LC Exposure, in each case without reduction of the Revolving Credit Commitments."

          Section 2.03. Reporting Requirements. Section 5.01 of the Credit Agreement shall be amended by (i) deleting the word "and" at the end of paragraph (h) therein, (ii) adding new paragraph (i) therein and (iii) relettering the existing paragraph (i) as paragraph (j)):

                  "(i) no later than 15 days following the end of each monthly accounting period (no later than October 3, 2003 in the case of the monthly accounting period ending August 31, 2003), a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such monthly accounting period and, if requested by the Administrative Agent at any other time that the Administrative Agent reasonably believes the then-existing Borrowing Base Certificate may be materially inaccurate, as soon as reasonably available but in no event later than 5 Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and"

          Section 2.04. Existence; Conduct of Business. Section 5.03 of the Credit Agreement shall be amended by adding a new paragraph at the end thereof to read as follows:

                  "Without limiting the generality of the foregoing clause (f), the Borrower will permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and other financial information and properties of the Borrower as the Administrative Agent may require, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the fees including internally allocated fees and expenses of employees of the Administrative Agent and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Administrative Agent. To the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing
         Base)."

          Section 2.05. Certain Financial Covenants. Sections 6.08(a), 6.08(c) and 6.08(d) of the Credit Agreement shall be amended in their entirety to read as follows:

          "SECTION 6.08. Certain Financial Covenants.

          (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:


                               Fiscal Period                            Ratio
                               -------------                            -----

         From (but not including) the Fiscal Date in November        7.50 to 1
           2002 through the Fiscal Date in December 2002.

         From (but not including) the Fiscal Date in December        7.75 to 1
           2002 through the Fiscal Date
           in March 2003.

         From (but not including) the Fiscal Date in March           9.50 to 1
           2003 through the Fiscal Date in June 2004.

         From (but not including) the Fiscal Date in June 2004       9.25 to 1
           through the Fiscal Date in December 2004.

         From (but not including) the Fiscal Date in December        9.00 to 1
           2004 through the Fiscal Date in March 2005.

         From (but not including) the Fiscal Date in March           8.25 to 1
           2005 through the Fiscal Date in June 2005.

         From (but not including) the Fiscal Date in June 2005       8.00 to 1
           through the Fiscal Date in September 2005.

         From (but not including) the Fiscal Date in September       7.00 to 1
           2005 through the Fiscal Date in December 2005.

         Thereafter                                                  5.50 to 1

          (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:


                               Fiscal Period                            Ratio
                               -------------                            -----

            From (but not including) the Fiscal Date in November      1.15 to 1
              2002 through the Fiscal Date in March 2004.

            From (but not including) the Fiscal Date in March         1.20 to 1
              2004 through the Fiscal Date in December 2004.

            From (but not including) the Fiscal Date in December      1.30 to 1
              2004 through the Fiscal Date in March 2005.

            From (but not including) the Fiscal Date in March         1.40 to 1
              2005 through the Fiscal Date in June 2005.

            From (but not including) the Fiscal Date in June 2005     1.50 to 1
              through the Fiscal Date in September 2005.

            From (but not including) the Fiscal Date in September     1.60 to 1
              2005 through the Fiscal Date in December 2005.

            Thereafter                                                2.00 to 1

          (d) Adjusted Net Worth. The Borrower will not at any date permit Adjusted Net Worth to be less than the sum of (a) $95,000,000 plus (b) 50% of the aggregate amount of Net Available Proceeds of Equity Issuances since May 26, 2001 plus (c) 50% of the sum of consolidated net earnings of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for each fiscal quarter of the Borrower ending after May 26, 2001; provided that consolidated net earnings for any fiscal quarter in which there is a consolidated net loss shall be deemed to be zero."

          Section 3. Reduction of Aggregate Revolving Credit Commitments. Upon the effectiveness of the amendments to the Credit Agreement provided for in
Section 2 of this Amendment No. 4, the aggregate amount of the Revolving Credit Commitments of the Lenders shall be reduced, on a ratable basis as provided in
Section 2.07(d) of the Credit Agreement, to $120,000,000, such reduction to occur automatically, and without delivery of any notice, as would otherwise be required under Section 2.07 of the Credit Agreement.

          Section 4. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in
Article III of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 4.

          Section 5. Condition Precedent. The effectiveness of the amendments to the Credit Agreement set forth in Section 2 hereof shall be subject to the satisfaction of the following conditions precedent:

          (a) Execution. The Administrative Agent shall have received counterparts of this Amendment No. 4, duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent.

          (b) Fees and Expenses. The Borrower shall have paid all fees and expenses that it shall have agreed to pay to any Lender or the Administrative Agent in connection with this Amendment No. 4, including (i) an amendment fee to each Lender executing this

     Amendment No. 4 prior to 5:00 p.m. on September 26, 2003, in an amount equal to 0.25% of such Lender's Revolving Credit Commitment (after giving effect to the reduction of such Commitments provided for in Section 3 hereof and (ii) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent.

          (c) Prepayment. To the extent that, after giving effect to the reduction of Revolving Credit Commitments contemplated by Section 3 hereof, the total Revolving Credit Exposure shall exceed the total Revolving Credit Commitments, the Borrower shall have prepaid an amount of the Loans, or provided cover for LC Exposure, so that the total Revolving Credit Exposure does not in exceed the total Revolving Credit Commitments.

          (d) Other Documents. The Administrative Agent shall have received such other documents as it, or special New York counsel to Administrative Agent, shall have reasonably requested.

          Section 6. Miscellaneous. Except as expressly provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed as of the day and year first above written.

                                               BE AEROSPACE, INC.


                                               By /s/ Amin J. Khoury
                                                  ---------------------
                                                  Name: Amin J. Khoury
                                                  Title: Chairman

                                        LENDERS

                                        JPMORGAN CHASE BANK (formerly known
                                          as The Chase Manhattan Bank)


                                         By /s/ Matthew H. Massie
                                           --------------------------
                                         Name: Matthew H. Massie
                                         Title: Managing Director



                                         BANK OF AMERICA, N.A.



                                         By ________________________
                                            Name:
                                            Title:


                                        CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands Branch


                                        By /s/ Jay Chall
                                           -----------------------
                                           Name: Jay Chall
                                           Title: Director


                                        By /s/ Barbara Wong
                                           -----------------------
                                           Name: Barbara Wong
                                           Title: Associate

                                        MERRILL LYNCH CREDIT PRODUCTS LLC


                                        By /s/ Graham Goldsmith
                                          -------------------------
                                          Name: Graham Goldsmith
                                          Title: President


                                        THE BANK OF NEW YORK


                                        By /s/ Brendan T. Nedzi
                                          -------------------------
                                          Name: Brendan T. Nedzi
                                          Title: Senior Vice President


                                       GE CAPITAL CORPORATION


                                       By /s/ Karl Kieffer
                                          ------------------------
                                          Name: Karl Kieffer
                                          Title: Duly Authorized Signatory


                                       BARCLAYS


                                       By /s/ Steven Landizberg
                                         -------------------------
                                         Name: Steven Landizberg
                                         Title: Director


                                       LONGACRE MASTER FUND, LTD.


                                       By /s/ Steven S. Weissman
                                         -------------------------
                                         Name: Steven S. Weissman
                                         Title: Director


                                      PAMCO CAYMAN, LTD.

                                      By: Highland Capital Management, L.P.
                                          As Collateral Manager

                                      By /s/ James Dondero
                                         --------------------
                                        Name: James Dondero, CFA, CPA
                                        Title: President

                                      PRESIDENT & FELLOWS OF HARVARD
                                      COLLEGE


                                      By: Regiment Capital Management, LLC,
                                          as its Investment Advisor

                                      By: Regiment Capital Advisors, LLC,
                                          its Manager and pursuant to delegated
                                          authority


                                      By /s/ Timothy S. Peterson
                                        ----------------------------
                                        Name: Timothy S. Peterson
                                        Title: President


                                      REGIMENT CAPITAL, LTD


                                      By: Regiment Capital Management, LLC,
                                          as its Investment Advisor

                                      By: Regiment Capital Advisors, LLC,
                                          its Manager and pursuant to delegated
                                          authority


                                      By /s/Timothy S. Peterson
                                         ----------------------------
                                         Name: Timothy S. Peterson
                                         Title: President


                                      RESTORATION FUNDING CLO, LTD.

                                      By: Highland Capital Management, L.P.,
                                          as Collateral Manager


                                      By /s/ James Dondero
                                         ------------------------
                                         Name: James Dondero, CFA, CPA
                                         Title: President

                                                                    Exhibit F
                                                                    Page 1 of 4

                                  BE Aerospace
                   Form of Monthly Borrowing Base Certificate
                   For the Month Ended _______________________
                                  ($ in 000's)

A.    Available accounts receivable (from page 2 of 4)                          $
                                                                                --------------

B.    Available inventory (from page 4 of 4)                                    $
                                                                                --------------

C.    Available Machinery and Equipment (50% of Net Orderly Liquidation Value)  $
                                                                                --------------

D.    Less:  Availability Block                                                 $  (10,000)
                                                                                --------------

E.    Borrowing Base  Availability (sum of  A through  D)                                               $
                                                                                                        --------------

F.    Lower of::
          Borrowing Base (line E)                                              $
                                                                                --------------
          Revolving Credit Commitment                                           $    120,000            $
                                                                                --------------          -------------

G.    Aggregate Revolving Credit loans outstanding                              $
                                                                                --------------

H.    L/C obligations outstanding                                               $
                                                                                --------------

I.    Aggregate outstanding (lines G +H)                                                               $
                                                                                                       --------------

J.    Excess availability /(overadvance)  (line F minus line I)                                        $
                                                                                                       --------------



          *The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule Y to this Exhibit F


Officer's Certification:

Pursuant to the Credit Agreement dated as of [enter date], the undersigned certifies on behalf of the Borrower that the information provided in this Borrowing Base Certificate is accurate and complete in all material respects.


------------------------------------------
Signature & Title                                                  Date

                                                                    Exhibit F
                                                                    Page 2 of 4

                                  BE Aerospace
                   Form of monthly Borrowing Base Certificate
                   For the Month Ended _______________________
                                  ($ in 000's)

Calculation of available accounts receivable




                                                         Domestic       Foreign          Total

Total  A/R  per aging                                    $    -        $       -       $     -
                                                         ---------     ---------       -------
Less Ineligibles:
     > 90 days past due                                       -                -             -
     Extended terms (>120 day terms)
     Cross age @  50%                                         -                -             -
     Credit reclass                                           -                -             -
     Bankruptcy                                               -                -             -
     Foreign                                                  -                -             -
     Government                                               -                -             -
     Customer Deposits                                        -                -             -
     Non Trade                                                -                -             -
     Consignment invoices                                     -                -             -
     Progress Billings                                        -                -             -
     InterCompany / Affiliate                                 -                -             -
     Contra accounts                                          -                -             -
     Chargeback / Deductions                                  -                -             -
     Bill and hold                                            -                -             -
     Notes receivable                                         -                -             -
     Cash in advance                                          -                -             -
     Unapplied cash                                           -                -             -
     Concentration Cap                                        -                -             -
     Other (per terms of the Credit Agreement)                -                -             -
Total Ineligibles                                             -                -             -
                                                           ---------   ---------       -------

Eligible Accounts Receivables                                 -                -             -
                                                           ---------   ---------       -------
Advance rate                                                     85%         75%
                                                                 ---         ---
Available A/R                                             $   -        $       -       $     -
                                                           ==========  =========       =======


                                                                    Exhibit F
                                                                    Page 3 of 4
                                  BE Aerospace
                   Form of Monthly Borrowing Base Certificate
                   For the Month Ended _______________________
                                  ($ in 000's)


Calculation of available Inventory
                                                             Total Company
                                                             -------------
Total Raw Materials and work in process                      $           -
Less Ineligibles:                                                             -
     Not solely owned by Borrower or Grantor                                  -
     Not located in the United States                                         -
     Supplies / packaging / spare parts / Scrap                               -
     Work in process                                                          -
     Outside Processor                                                        -
     Consigned                                                                -
     Located at a 3rd party warehouse / closed facility                       -
     Return to vendor                                                         -
     Sample / Display                                                         -
     Damaged                                                                  -
     Other (per terms of the Credit Agreement)                                -
                                                            -------------------
Total Ineligibles                                                             -

Eligible Raw Materials                                      $                 -
     Advance Rate                                                           20%
                                                                            ---
     Available Raw Materials                                $                 -
                                                            -------------------

Total Finished Goods                                                          -
Less Ineligibles:
     Not solely owned by Borrower or Grantor                                  -
     Not located in the United States                                         -
     Consigned                                                                -
     Located at a 3rd party warehouse / closed facility                       -
     Returned inventory                                                       -
     Non Distribution Finished Goods                                          -
     Sample / Display                                                         -
     Damaged / Discontinued                                                   -
     Components                                                               -
     Slow moving / Obsolete reserve                                           -
     Shrink reserve                                                           -
     Outside Processor                                                        -
     Other (per terms of Credit Agreement)                                    -
                                                              -----------------
 Total Ineligibles                                                            -

Eligible Finished Goods                                       $               -
     Advance rate                                                           65%
                                                                            ---
      Available Finished Goods                                $               -
                                                              -----------------

                                                                    Exhibit F
                                                                    Page 4 of 4

                                  BE Aerospace
                   Form of Monthly Borrowing Base Certificate
                   For the Month Ended _______________________
                                  ($ in 000's)




Inventory Availability Calculation:

(a) Available Raw Materials                                                                            $

(b) Lower of:

     i) the product of (x) 70% of the Net Recovery Rate after expenses
(as determined by the most recent inventory appraisal) multiplied by (y)
the aggregate gross Inventory at Nelson Aerospace plus M&M Aerospace plus
Winston Aftermarket                                                             $

and
   ii) Available Finished Goods                                                 $                      $

Available Inventory ((a) + (b)) (to page 1 of 4)                                                       $

                                                                   Schedule Y
                                                                   to Exhibit F


                                  BE Aerospace
                  Collateral Monitoring Reporting Requirements
                      Documents to be Submitted to the Bank

The following information is to be submitted on a monthly basis (unless otherwise noted), by the 15th calendar day subsequent to month end (for Accounts Receivable, Inventory and Other as noted below). The Accounts Receivable, Inventory, other information shall be provided for all the divisions (unless otherwise noted).

o    Monthly BBC as outlined in Exhibit F
o    Accounts Receivable:

     1) A monthly rollforward of the A/R aging. The monthly rollforward should separately identify beginning of the month A/R aging balance, gross billings, cash receipts, credit memos and other adjustments issued (recorded directly to the aging), write-offs, other debit and credit adjustments (if significant, please provide explanation), end of month A/R aging balance and should be supported by the following system generated information:
         o  Summary totals of A/R aging.
         o  Total amount of invoices/sales.
         o  Total amount of cash receipts.
         o Total amount of credits and adjustments (should include credit memos issued, write-offs, returns, discounts and other credit adjustments).

     2) Terms, addresses, credit ratings and aging of top 10 customer accounts receivable balances per the most recent aging.
     3)  Accounts receivable aging, consolidated and for each subsidiary.
     4) Reconciliations of A/R aging report to the general ledger and financial statements
     5) Supporting documentation (system generated extract report where applicable) for the A/R ineligibles as per the Credit Agreement and Borrowing Base Certificate as follows:

         o  > 90 days past due
         o  Extended Terms (> 120 days)
         o  Cross age at 50%
         o  Credit reclass
         o  Bankruptcy
         o  Foreign
         o  Government
         o  Customer Deposits
         o  Non Trade
         o  Progress Billings
         o  Consignment Invoices
         o  Intercompany / Affiliates
         o  Contra accounts

         o  Chargeback / Deductions
         o  Bill and hold
         o  Notes receivables
         o  Cash in advance
         o  Unapplied cash
         o  Concentration cap
         o  Other (per terms of the Credit Agreement)

o    Inventory:
     1) Summary of inventory by component (i.e., raw materials, finished goods), product group and location.
     2)  Summarized inventory perpetual reports.
     3) Gross margin and turnover by product group and location for Nelson Aerospace, Winston Aftermarket and M&M Aerospace. On a quarterly basis gross margin and turnover by product group and location for all divisions.
     4) Supporting documentation (system generated extract report where applicable) for all Inventory ineligibles as per the Credit Agreement and Borrowing Base Certificate as follows:
         o  Not solely owned by Borrower
         o  Not located in the United States
         o  Supplies / packaging / spare parts / Scraps
         o  Work in process
         o  Consigned
         o  Located at a 3rd party warehouse / closed facility
         o  Return to vendor
         o  Sample / Display
         o  Damaged / Discontinued
         o  Returned inventory
         o  Non DC inventory
         o  Components
         o  Slow moving / Obsolete reserve
         o  Shrink reserve
         o  Outside processor
         o  Other (per terms of Credit Agreement)
     5) Reconciliation of perpetual inventory reports to general ledger and financial statements for Nelson Aerospace, Winston Aftermarket and M&M Aerospace. On a quarterly basis, a reconciliation of perpetual inventory reports to general ledger and financial statements for all divisions.
     6) Summary results of cycle counts and physical inventory counts by plant indicating gross positive and negative adjustments on a quarterly basis.

o    Other:

     1) Consolidated accounts payable aging and top tem accounts payable balances for all divisions on the JD Edwards system and M&M Aerospace. On a quarterly basis, consolidated accounts payable aging for all divisions.
     2) Top five aged vendor payable balances for Nelson Aerospace, Winston Aftermarket, M&M Aerospace and Miami General Aviation Seats.
     3) Consolidating financial statements by legal entity (Balance Sheet, Income Statement, Cash Flows) on a quarterly basis.

Submit to:               Jason Chang
                         JPMorgan
                         Collateral Agent Services Group
                         270 Park Avenue, 20th floor
                         New York, NY  10017
                         Phone: (212) 270-1657
                         Fax: (212) 270-7449
                         Jason.S.Chang@jpmorgan.com
                         --------------------------

                                       3